EXHIBIT 23.1

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements listed below of Saks Incorporated and Subsidiaries of our report dated March 7, 2002 relating to the financial statements, which appears in the 2001 Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.

Registration Statements on Form S-3
Registration Numbers
333-66755
333-71933

Registration Statements on Form S-4
Registration Numbers
333-09043
333-41563
333-60123
333-75120

Registration Statements on Form S-8
Registration Numbers
33-88390
333-00695
333-25213
333-66759
333-83161
333-83159
333-51244

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Birmingham, Alabama
April 26, 2002

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 33-88390) of Saks Incorporated and Subsidiaries of our report dated March 7, 2002 relating to the financial statements of Saks Incorporated Employee Stock Purchase Plan, which appears as Exhibit 99.2 in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Birmingham, Alabama
April 26, 2002